UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2022

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Highway 100 South, Suite 432 St. Louis Park, MN 55416
(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Mitesco, Inc. (the “Company”) engaged in a number of bridge financing transactions with both new and historical investors. The institutional investors named below all participated in both the Company’s Series C Convertible Preferred Stock (the “Series C Stock”), and the Company’s Series D Convertible Preferred Stock (the “Series D Stock”). The financings, along with previously disclosed agreements with other investors with the same terms, allow the Company to a) defer conversion into the Company’s common stock otherwise provided for in the Series C Stock and Series D Stock and b) give the Company the capability to redeem the obligations pursuant to the Series C Stock and Series D Stock subsequent to the planned capital market activities.

Anson Exchange Agreements

On October 18, 2022, the Company entered into separate exchange agreements with each of Anson East Master Fund LP (“AEMF”) (the “AEMF Exchange Agreement”) and Anson Investments Master Fund LP (“AIMF”, and collectively with AEMF, the “Funds”) (the “AIMF Exchange Agreement, together with the AEMF Exchange Agreement, the “Exchange Agreements”).

Pursuant to the Exchange Agreements, the Funds shall exchange (the “Exchange”) an aggregate of 750,000 shares of the Company’s Series D Stock for a number of Series E Convertible Preferred Stock (the “Series E Shares”) equal to 150% of the stated value of the Series D Shares (the "Series E Exchange Value"), and the Funds have agreed to invest no less than an aggregate amount of $375,000 into the uplisting offering.

The Exchange shall occur on the date of the Company’s listing of its common stock on a national securities exchange. The Funds shall surrender to the Company the Series D Shares owned by them. Upon such surrender, the Company shall issue to the Funds a number of Series E Shares equal to the Series E Exchange Value.

Issuance of Mercer Promissory Note

The Company issued a 10% Promissory Note due as described below (the “Note”), dated October 24, 2022, to Mercer Street Global Opportunity Fund, LLC, (“Mercer”) and in respect of which the Company received proceeds of $100,000 (the “Principal Amount”).

The Principal Amount shall convert into the Series E Shares in accordance with the terms of the Exchange Agreement entered into between the Company and Mercer and disclosed on the current report on Form 8-K, filed with the SEC on October 12, 2022, if the Company successfully lists its common stock on a national securities exchange on or before December 10, 2022.

If the Principal Amount is not converted into Series E Shares, the Note shall bear interest at 10% interest rate per annum, accrued monthly and payable at maturity. The Note has a maturity date of December 31, 2022. The aggregate amount payable at maturity will be $100,000 plus 10% of that amount plus any accrued and unpaid interest.

Following an event of default, as defined in the Note, the principal amount shall bear interest for each day until paid, at a rate per annum equal to the lesser of the maximum interest permitted by applicable law and 18%. The Note contains a “most favored nations” clause that provides that, so long as the Note is outstanding, if the Company issues any new security, which Mercer reasonably believes contains a term that is more favorable than those in the Note, the Company shall notify Mercer of such term, and such term, at the option of Mercer, shall become a part of the Note.

This summary is not a complete description of all of the terms of the Exchange Agreements and the Note and is qualified in its entirety by reference to the full text of the Exchange Agreements and Note, a form of which is filed as Exhibit 4.1 and 10.1 respectively hereto, which is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by this Item 2.03, the information contained in Item 1.01 is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by this Item 3.03, the information contained in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1*	Mercer Promissory Note in the principal amount of $100,000 dated October 24, 2022
10.1*	Form Exchange Agreement for each of Anson East Master Fund LP and Anson Investments Master Fund LP, dated October 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2022	MITESCO, INC.

	By:	/s/ Lawrence Diamond
Lawrence Diamond
Chief Executive Officer